Filed Pursuant to Rule 433
Registration No. 333-203408
Dated September 27, 2016

September 2016 SUBORDINATED NOTES OFFERING

Legal Disclosure

This presentation is solely for informational purposes to assist interested parties in making their own evaluation of us. It does not purport to contain all of the information that may be relevant. Interested parties should conduct their own investigation and analysis of us, the data set forth in this presentation, and other information provided by or on behalf of us.

Certain information contained in this presentation may be derived from information provided by industry sources. We believe such information is accurate and that the sources from which it has been obtained are reliable. However, we cannot guarantee the accuracy of, and have not independently verified, such information.

Lakeland Bancorp, Inc. (“Lakeland” or the “Company”) has filed a registration statement, file no. 333-203408 (including a prospectus) and will file a related preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and the other documents the Company has filed with the SEC for more information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling 1-800-966-1559.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus, or any related prospectus supplement, or prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation.

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, trends, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Statements regarding pro forma information with respect to Harmony Bank which Lakeland Bancorp acquired on July 1, 2016, and the growth opportunities applicable to the combined institution, are also forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, government intervention in the U.S. financial system, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, customers’ acceptance of the Company’s products and services, competition, and the failure to realize anticipated efficiencies and synergies after the Pascack Bancorp, Inc. and Harmony Bank mergers. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Potential Transaction Summary

Issuer / Exchange / Ticker

Lakeland Bancorp, Inc. (“HoldCo” or the “Company”) / Nasdaq / “LBAI”

Security Offered

HoldCo subordinated notes due 2026

Credit Rating (1)

Subordinated debt rated BBB- by KBRA

Format

SEC registered

Size

Approximately $60 million

Term

10-year NC5 fixed-to-floating rate

Optional Redemption

Non-call 5-year at par

Special Redemption

Certain special events

Coupon Frequency

Semi-annual during fixed rate, quarterly during floating rate

Covenants

Consistent with regulatory requirements for Tier 2 capital

Use of Proceeds

The Company intends to use the net proceeds of the offering for general corporate purposes and investment in Lakeland Bank as regulatory capital

Book-Running Manager

Keefe Bruyette & Woods, A Stifel Company

Co-Manager

Sandler O’Neill + Partners, L.P.

(1) A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

Lakeland Bancorp, Inc.

Experienced Management Team

	Years at Lakeland	Years in Industry	
	8	35	**Thomas J. Shara** ***President & Chief Executive Officer*** Mr. Shara was named President and Chief Executive Officer of Lakeland Bancorp, Inc. and Lakeland Bank in April 2008. Prior to joining Lakeland Bank, Mr. Shara served as President and Chief Lending Officer of TD Banknorth's (now TD Bank) Mid-Atlantic Division, which includes New Jersey, New York and Pennsylvania. Prior to TD Banknorth acquiring Hudson United Bank, Mr. Shara was Executive Vice President and Senior Loan Officer of HUBCO, a $9 billion commercial bank, where he oversaw organic growth and was responsible for integrating over 30 acquisitions.
	17	31	**Joseph F. Hurley** ***Executive Vice President & Chief Financial Officer*** Mr. Hurley joined Lakeland Bank in 1999 as Executive Vice President and Chief Financial Officer with responsibility for the Controller, Investment and Treasury functions. He previously served as Deputy Controller of Bankers Trust and Corporate Controller at Westpac Banking Corporation and HSBC Securities. Mr. Hurley began his career with Price Waterhouse and, most recently, Mr. Hurley was the Chief Financial Officer of Hudson United Bancorp, a $9 billion New Jersey based community bank. Mr. Hurley holds a Bachelor's degree in Economics and a Masters Degree in Business Administration from Rutgers University.
	17	36	**Robert A. Vandenbergh** ***Regional President & Chief Operating Officer*** Mr. Vandenbergh joined Lakeland Bank as Chief Loan Officer in 1999 through Lakeland's acquisition of The National Bank of Sussex County (NBSC) and was appointed Chief Operating Officer in 2008. He began his career at Midlantic Bank/North in 1980 and rose to the position of Senior Vice President and Senior Loan Administrator of the Bank. He joined NBSC in 1991, overseeing the administration of the Bank's loan portfolio and was appointed President of NBSC in 1998.
	1	27	**Thomas F. Splaine** ***First Senior Vice President & Chief Accounting Officer*** Mr. Splaine has more than 25 years of industry experience, most recently at Investors Bank from 2004 through 2015 in various capacities including SVP, Financial Planning and Analysis and Investor Relations, and as Chief Financial Officer. Prior to joining Investors Bank, Mr. Splaine was employed by Hewlett-Packard Financial Services, CIT and KPMG LLC. Mr. Splaine holds a Bachelor's degree in Accounting and a Master of Business Administration from Rider University.
	1	27	**James M. Nigro** ***Executive Vice President & Chief Risk Officer*** Mr. Nigro joined Lakeland Bank in 2016 as Executive Vice President and Chief Risk Officer. He previously served as Senior Vice President, Credit Risk Manager at The Provident Bank in Iselin, NJ. His banking career began at Summit Bank where he subsequently held various credit and lending positions. Mr. Nigro graduated magna cum laude from Seton Hall University with a bachelor's degree in finance.

4

Corporate Profile

Ticker: LBAI (NASDAQ)

Founded in 1969

5th largest publicly traded bank based in New Jersey

53 branches serving Northern/Central NJ and Hudson Valley, NY

- 5 regional commercial lending centers

- 2 commercial loan production offices

Financial snapshot(1):

-

Assets:

$

4.8

billion

-

Loans:

$

3.7

billion

-

Deposits:

$

3.8

billion

-

Market Cap:

$

609 million

(1) Preliminary estimated pro forma for acquisition of HRMB which closed on July 1, 2016 Stock Price as of September 7, 2016—$13.71

Orange

Sussex

Rockland

Passaic

Bergen

Warren

Morris

Essex Union ii

Somerset Middlesex Monmouth

Ocean

Branches (53)

Regional Commercial Lending Centers (5) Commercial Loan Production Offices (2)

Business Strategy

Relationship-Based Middle Market Commercial Lending Focus

Offer a broad range of lending, depository, and related financial services to individuals and small to medium sized businesses located in our core markets of northern and central New Jersey and the Hudson Valley region of New York

Strategic aim is to establish a reputation and market presence as the premier “small and middle market business bank” in our principal markets

Conservative and Consistent Banking Philosophy

Conservative banking philosophy drives: 1) rigorous underwriting standards, 2) in-market focus, 3) disciplined expansion strategy, and 4) constant evaluation of internal processes and branch network efficiency

Delivering continued growth and sustainable profitability while maintaining a long-term focus

Recent Growth Initiatives

Low-risk acquisitions have expanded our exposure to dynamic target markets including: Morris, Bergen, Somerset, Union, and Ocean Counties in New Jersey

Commercial loan production offices have efficiently accelerated our relationship-based focus in contiguous markets of Middlesex and Monmouth counties (NJ) and the Hudson Valley (NY)

Risk Management

Robust credit, capital, liquidity and IT risk infrastructure with experienced personnel overseeing the risk review process

Closely and continually monitor quality of loans and leases and assess the quantitative and qualitative risks arising from the credit quality of the loans and leases

Company History

For nearly 50 years, Lakeland has conservatively grown both organically and through low-risk, strategic acquisitions

1969

Lakeland Bank founded in Newfoundland, New Jersey

1998-2003

Completed acquisitions of Metropolitan State Bank ($80 million assets), High Point Financial Corp. ($253 million assets), and CSB Financial Corp ($122 million assets)

2004

Closed acquisition of Newton Financial Corporation ($320 million assets)

Crossed $2 billion in assets

2008

Current President and CEO Tom Shara joined Lakeland and implemented a more robust commercial focus

2009

Issued $59 million in TARP Preferred Stock with warrants

2012

Repaid remaining TARP

Raised $25 million in Common Stock to repay certain TruPS

2013

Closed the acquisition of Somerset Hills Bancorp ($356 million assets)(1)

Crossed $3 billion in assets

2015

Opened two loan production offices (“LPOs”) servicing Middlesex and Monmouth counties (NJ) and the Hudson Valley (NY)

2016

Closed the acquisition of Pascack Bancorp ($390 million assets)(2)

Crossed $4 billion in assets

Closed the acquisition of Harmony Bank ($314 million assets)(3)

(1) Assets as of closing on 5/31/2013 (2) Assets as of closing on 1/7/2016 (3) Assets as of opening on 7/1/2016

Investment Highlights

Presence In

Demographically Attractive Markets

Through low-risk acquisitions and de novo LPO openings, we are positioned for growth in attractive markets

Focus markets are controlled by large regional and international banks that we believe we compete well against

5th largest publicly traded bank in New Jersey

High-Performing, and Valuable Franchise

Focus on total customer relationship, versus transactional lending, contributes to low-cost core deposit generation and continually builds franchise value

Core deposits comprise 86% of total deposits

Lakeland is a high-performing bank with strong asset quality characteristics, operating in a banking sweet spot between smaller community banks and large complex financial institutions

Experienced and Successful Management Team

Management team has significant experience in, and knowledge of, the markets that we operate in, which aids business development and talent acquisition Key executives have brought large bank experience to our more nimble and responsive platform

Dedicated Board of Directors with Strong Community Ties

Active and engaged Board of Directors is comprised of local leaders with intimate market knowledge Board includes professionals with key experience and relationships in the real estate, banking, accounting and legal fields

Note: Financial data as of 6/30/2016

Strong Financial Performance

ROAA (%) (1)

0.93% 0.98%

0.92%

0.86%

0.76%

0.70%

2011 2012 2013 2014 2015 2016Q2

LBAI—Core LBAI—Reported Peers *

Efficiency Ratio (%) (2)

59.7% 59.4% 60.2%

58.3%

56.9%

56.2%

2011 2012 2013 2014 2015 2016Q2 LBAI Peers*

NIM (%)

3.85%

3.70% 3.69% 3.64%

3.47% 3.47%

2011 2012 2013 2014 2015 2016Q2 LBAI Peers *

(3)

2Q16 Capital Ratios (%)

9.65% 10.22% 10.51% 8.88% 8.17% 7.47%

TCE / TA Leverage CET1 Tier 1 Common Total Ratio Ratio Ratio Equity / Capital Assets Ratio

* Peer Data Source: SNL Financial

Peers include: BCBP, BDGE, BMTC, BWFG, CNOB, CSBK, DCOM, FFIC, FLIC, KRNY, NFBK, OCFC, ORIT, PFS, PGC, SNBC, and UVSP (1) Core ROAA is a non-GAAP financial measure; refer to reconciliation on page 32 (2) Efficiency Ratio is a non-GAAP financial measure; refer to reconciliation on page 33 (3) Preliminary estimated pro forma for acquisition of HRMB; TCE / TA is a non-GAAP financial measure; refer to reconciliation on page 34

Expanding & Enhancing Footprint

5 Years Ago

Orange

Sussex

Passaic

Warren Bergen Morris Essex Union

Today

Sussex

Rockland Passaic

Warren Bergen Morris Essex Union

Somerset Middlesex Monmouth

Ocean

Branches: Legacy Lakeland Harmony Pascack Somerset Hills Commercial LPOs

Note: Pro forma for acquisition of HRMB

NJ Deposit Market Share

NJ Based Banks

Deposits in

Market

Number of

Market

Share

Rank

Institution (ST)

Branches

($mm)

(%)

1

Investors Bancorp Inc (NJ)

122

12,681

4.2

2

Valley National Bancorp (NJ)

140

9,742

3.2

3

Provident Financial Services (NJ)

84

5,580

1.9

4

OceanFirst Financial Corp. (NJ)

62

4,027

1.3

5

Columbia Bank MHC (NJ)

45

3,562

1.2

6

Lakeland Bancorp (NJ)

53

3,397

*

1.1

7

Kearny Financial Corp. (NJ)

40

2,757

0.9

8

Peapack-Gladstone Financial (NJ)

21

2,676

0.9

9

ConnectOne Bancorp, Inc. (NJ)

21

2,585

0.9

10

Oritani Financial Corp. (NJ)

27

1,989

0.7

Top 10 New Jersey Banks

615

48,994

16.3

All Banks in Market

3,039

301,169

100.0

* Preliminary estimated pro forma for acquisition of HRMB and PSBR per Company prepared schedule

Source: SNL Financial; Deposit data as of 6/30/2015 pro forma for recently announced and pending acquisitions

Focus on Attractive New Jersey Markets

LBAI

% of LBAI

Market

Total Market

Median

County

Branches

Deposits* ($mm)

Deposits

Share

Deposits ($mm)

2016 HHI

Sussex

14

$807

23.8%

29.2%

$2,761

$89,361

Morris

12

780

23.0%

3.5%

22,529

102,857

Bergen

11

641

18.9%

1.3%

48,028

86,188

Passaic

8

623

18.3%

4.4%

14,246

61,292

Ocean

3

236

6.9%

1.6%

15,100

61,753

Essex

3

137

4.0%

0.5%

25,740

55,025

Somerset

1

103

3.0%

0.9%

11,665

102,212

Union

1

37

1.1%

0.2%

23,974

67,257

Total(1)

53

$3,397

100.0%

National Avg:

$55,551

66% of deposits in our focus markets are held by international banks, or large out-of-market regionals

Nielsen estimates that in 2016, Morris and Somerset Counties will have the #8 and #9 highest household income of all counties in the U.S.

* Preliminary estimated pro forma for acquisition of HRMB and PSBR per Company prepared schedule Source: SNL Financial and The Nielsen Company Deposit data as of 6/30/2015 (1) Total deposit balance includes $32M of deposits from Warren County branch location closed in 2016.

Focus on Attractive New Jersey Markets

Focus Market Highlights

Sussex County (NJ)

LBAI holds #1 market share with 29% of deposits

Population (2016): 143,479

Projected income growth (’16-’21): 6.9%

Home to 3,254 businesses

Morris County (NJ)

$23 billion deposit market

Population (2016): 501,318

Projected income growth (’16-’21): 7.8%

Home to 16,771 businesses

Bergen County (NJ)

$48 billion deposit market

Population (2016): 943,331

Projected income growth (’16-’21): 6.6%

Home to 31,573 businesses

Somerset County (NJ)

$12 billion deposit market

Population (2016): 335,308

Projected income growth (’16-’21): 7.7%

Home to 9,914 businesses

Median Household Income 2016

$120,000

$100,000 LBAI weighted average: $83,369

$80,000 $60,000 $40,000 $20,000

$-

Sussex Morris Bergen Somerset New Jersey National

Unemployment Rate

6.0%

5.5%

5.3%

5.2%

5.0% 4.9% 4.9%

4.6% 4.5% 4.5%

4.0%

Sussex Morris Bergen Somerset New Jersey National

Source: SNL Financial, U.S. Census Bureau, and Bureau of Labor Statistics

Deposit data as of June 30, 2015; Projected income growth reflects Nielsen Company estimates; Business data is from U.S. Census Bureau, 2014 County Business Patterns; Unemployment data is from Bureau of Labor Statistics as of July 2016

Recent Acquisitions

Harmony Bank

Legacy Harmony (3) LPOs (2)

Announcement Date:

2/18/2016

Assets:

$295mm

Deal Value:

$32.0mm

Price/TBV:

1.29x

EPS Accretion:

1.0%

TBV Dilution:

~0.5%

TBV Earnback:

3.5 Years

Board Seats:

None

Rationale

Expansion into Middlesex/Monmouth/Ocean Counties

Leverage existing commercial loan production office

Exclusive negotiations

HRMB CEO Michael Schutzer stays with LBAI as Regional President

Pascack Bancorp

Legacy Pascack (7) LPOs (2)

Announcement Date:

8/4/2015

Assets:

$403mm

Deal Value:

$43.8mm

Price/TBV:

1.31x

EPS Accretion:

4.5%

TBV Dilution:

~2.7%

TBV Earnback:

3.5 Years

Board Seats:

Lawrence Inserra Jr.

Rationale

Growth opportunity in Bergen/Essex Counties

Exclusive negotiations

Somerset Hills Bancorp

Legacy Somerset (5)

Announcement Date:

1/29/2013

Assets:

$369mm

Deal Value:

$64.4mm

Price/TBV:

1.54x

EPS Accretion:

Accretive

TBV Dilution:

~2.0%

TBV Earnback:

< 2 Years

Board Seats:

Edward Deutsch

Thomas J. Marino

Rationale

Expansion into Somerset/Union Counties

Enhances presence in Morris County

Exclusive negotiations

SOMH CEO Stew McClure stays with LBAI as Regional President

Note: Represents data at announcement date per Company prepared schedule

Loan Production Offices

Middlesex / Monmouth LPO

Robert Ravaschiere, David Heinmets, Christina Paccione Owen McKenna

In January 2015, Lakeland opened a new Loan Production Office to address the lending needs of the businesses in Middlesex and Monmouth counties. Staffed by local bankers with knowledge of this market, this Loan Production Office will further support Lakeland’s focus on providing business banking solutions both within its existing footprint as well as to adjacent markets that exhibit attractive growth opportunities.

Robert Ravaschiere – Senior Vice President, with more than 20 years of commercial lending experience, and heads the lending team which includes:

Owen McKenna—Vice President, Relationship Manager with more than 30 years of banking expertise in middle market and small business lending Christina Paccione—Vice President, Relationship Manager with an extensive commercial lending background David Heinmets—Vice President, Relationship Manager with a broad business banking background in Monmouth and Ocean counties

Hudson Valley LPO

Brian Joyce, John F. Rath, III & David E. Apps

In April 2015, Lakeland opened a second Loan Production Office serving the Hudson Valley region of New York, which includes Orange, Dutchess, Ulster, Rockland, Westchester and Sullivan counties. Emulating the successful strategy used with the Middlesex/ Monmouth Loan Production Office, Lakeland hired a team of seasoned lenders with deep-rooted ties to the Hudson Valley market.

John F. Rath, III – First Senior Vice President of Middle Market

Commercial & Industrial Lending, with more than 35 years of banking and commercial lending experience, and heads the lending team which includes:

David Apps—Vice President, Relationship Manager with more than 40 years of banking and commercial lending experience Brian Joyce—Vice President, Relationship Manager with 20 years of banking and commercial lending experience Ken Lawson—Senior Credit Analyst

Consistent Asset Growth

Total Assets

($ in millions)

12.5% CAGR

6.4% CAGR Excluding Acquisitions

$3,870 $3,538 $3,318 $2,919 $356 $2,826

2011 2012 2013 2014 2015 Total Assets Acquired Balance

$4,404

$390

2016Q1

$4,793 $314

2016Q2

Note: Q2 2016 data is a preliminary estimated pro forma for acquisition of HRMB

Commercial Lending Focus

Total Gross Loans

($ in millions)

14.2% CAGR

8.0% CAGR Excluding Acquisitions

$261

$3,366

$320

$2,965

$2,654

$2,469

$2,147 $247

$2,042

2011 2012 2013 2014 2015 2016Q1 2016Q2

Gross Loans Held for Investment Acquired Balance

$3,715

Loan Composition (%)

Consumer $342 9% Residential Mortgage $384

10%

Leases $63 2% Construction $177 CRE

5% $2,418 C&I 65% $331 9%

Note: Q2 2016 data is a preliminary estimated pro forma for acquisition of HRMB

Balanced Commercial Loan Portfolio

Commercial Portfolio Growth

($ in millions)

CAGR excluding acquisitions: 12.3% CAGR: 19.7%

$2,187

$1,832

$1,657

$1,388

$1,302

2011 2012 2013 2014 2015 2016Q2

CRE C&I Construction

$2,927

Commercial Loan Composition (%)

Owner Occupied

Retail

Multifamily

Industrial

Office

Mixed

Other

Commercial Constr.

Residential Constr.

27% 19% 13% 12% 11% 6% 5% 4% 3%

Note: Commercial portfolio growth Q2 2016 data is a preliminary estimated pro forma for acquisition of HRMB

Credit Risk Management

Conservative Lending Culture

Relationship-driven commercial lending with focus on deposit and cross-sell opportunities

Limited exposure to purchased loan participations and syndicated (SNC) transactions—less than 5% of loans

Specialty wholesale lending activities, including Asset-Based Lending, Equipment Finance and SBA Lending, managed in separate lending units staffed by experienced lending professionals

Centralized underwriting, approval and documentation of retail loan products, including Residential Mortgages, Consumer Loans and Small Business Loans

Disciplined Commercial Credit Standards

Well-developed and uniformly applied credit policies and underwriting guidelines

Centralized tracking and reporting of policy and guideline exceptions

Underwrite individual loans under current and stressed market and interest rate conditions

Consistent credit presentation formats, uniform performance metrics and well-defined risk rating system

Proactively tightened certain CRE lending standards based on management evaluation of market conditions

Credit Risk Controls and Experienced Staff

Outsourced external loan review of the commercial loan portfolio

Active portfolio monitoring, including loan reviews and CRE portfolio segmentation and stress testing

Expanded credit risk management team, staffed with seasoned professionals (years of experience): Chief Credit Officer(43); Credit Underwriting Manager (32); Credit Administration Manager (22); Asset Recovery/Collections Manager (29)

Strong Asset Quality

Conservative Credit Culture

Nonaccruals / Loans (%)

1.40% 1.05% 0.70% 0.35% 0.00%

1.30%

0.78% 0.77%

0.69% 0.72%

2012Y 2013Y 2014Y 2015Y 2016Q2

NCOs / Avg. Loans (%)

1.00% 0.75% 0.50% 0.25% 0.00%

0.69%

0.36%

0.19%

0.11% 0.06%

2012Y 2013Y 2014Y 2015Y 2016Q2

NPAs / Loans + OREO (%)

2.00% 1.50% 1.00% 0.50% 0.00%

1.67%

1.22%

1.12% 1.14%

1.04%

2012Y 2013Y 2014Y 2015Y 2016Q2

Reserves / Nonaccrual Loans (%)

200.0% 150.0% 100.0%

50.0% 0.0%

176.1%

148.5% 136.0%

122.9% 103.4%

2012Y 2013Y 2014Y 2015Y 2016Q2

Note: Per Company prepared schedules

Core Deposit Focus

As of 2Q16, Core Deposits represent 86% of total deposits

Deposit Composition

($ in millions)

Jumbo Time $321 8% Retail Time $214 6%

Demand

Deposits Savings and $868 NOW

23% Accounts $2,412 63%

Cost of Total Deposits: 0.27%

Deposit Growth

($ in millions)

12.5% CAGR

6.0% CAGR Excluding Acquisitions

$2,791 $2,996 $2,709 $2,371 $312 $2,250

$3,815

$580

2011 2012 2013 2014 2015 2016Q2 Total Deposits Acquired Balance

Demand Deposit Growth

($ in millions)

CAGR: 15.7%

$868

$694 $646 $601

$498 $450

2011Y 2012Y 2013Y 2014Y 2015Y 2016Q2

Note:Q2 2016 data is a preliminary estimated pro forma for acquisition of HRMB; Standalone data for cost of total deposits Note: Jumbo time deposits defined as time deposits above $100k

Branch Optimization

Consistent with its strategy, Lakeland has efficiently re-invested resources in target markets. Lakeland’s network has expanded by only 6 branches since 2011, despite acquiring whole banks with 17 total branches in that time.

Deposits Per Branch

$75.0

$70.0

$65.0

$60.0

$55.0

$50.0

$45.0

$40.0

($ in millions)

LBAI CAGR: +9.5%

* Peer CAGR: +5.7%

$62.4

$54.7

$51.5 $52.1

$47.9

$72.0

(1)

2011 2012 2013 2014 2015 2Q16

Branch Count: 47 46 52 51 48 53

* Peer Data Source: SNL Financial

Peers include: BCBP, BDGE, BMTC, BWFG, CNOB, CSBK, DCOM, FFIC, FLIC, KRNY, NFBK, OCFC, ORIT, PFS, PGC, SNBC, and UVSP (1) Preliminary estimated pro forma for HRMB acquisition and for 3 branch closures in Q3 2016

Investment Securities Portfolio

Securities Composition

Equities, CRA 3.2% Government

& Agencies

20.3%

MBS/CMO

59.3%

Municipals

16.7%

Corporate Debt 0.3%

$586 million, or 13.1% of assets

Primarily used for liquidity purposes

Short agencies, MBS, and municipals

Average Yield: 1.78%

Weighted Average Life: 4.9 years

Effective Duration: 3.4 years

Note: Data as of June 30, 2016. Information for LBAI standalone.

Summary

As we approach the 50th year since Lakeland was founded, we are proud to be characterized as follows:

Conservative Culture and Operating Philosophy

Relationship-based community bank

Consistent and sustainable growth over time

Measured approach to acquisitions

Robust risk management infrastructure

Dedicated and Experienced Management Team and Board

Extensive in-market experience with deep community ties

Expanded depth of Management Team with larger bank experience

Above Peer-Level Performance Metrics

Profitability metrics: ROA, ROE, NIM, and efficiency exceed peer averages

Diligent attention to capital management; mindful of all constituencies

Conservative Approach to Credit

Relationship-based approach to extending credit

Conservatively underwritten organic growth and high credit quality bank acquisitions

Premier Deposit Franchise

Singular focus on core deposits

23% of deposits in DDA

Relationship-based approach attracts high-quality deposits

Awards

Lakeland is proud to have been recognized by Forbes as one of “America’s 50 Most Trustworthy Financial Companies” in both 2014 and 2016.

APPENDIX

LBAI Historical Income Statement

Dollars in Thousands	Year Ended					Qtr. Ended
	2011	2012	2013	2014	2015	2016Q2
Summary Income Statement						
Interest Income	$ 117,524	$ 110,959	$ 114,199	$ 122,503	$ 127,514	$ 39,037
Interest Expense	(20,111)	(15,446)	(9,657)	(8,937)	(10,874)	(3,935)
Net Interest Income	97,413	95,513	104,542	113,566	116,640	35,102
Provision for Loan Losses	(18,816)	(14,907)	(9,343)	(5,865)	(1,942)	(1,010)
Noninterest Income, Excl. Securities & Debt Exting. Gains	16,888	17,856	18,925	17,720	19,090	4,885
Gain on Securities Sales	1,229	1,049	839	2	241	-
Gain on Early Debt Extinguishment	-	-	1,197	-	1,830	-
Noninterest Expense	(67,351)	(66,891)	(74,698)	(79,135)	(83,652)	(23,030)
Debt Prepayment Expense	(800)	(782)	(1,209)	-	(2,407)	-
Merger Expense	-	-	(2,834)	-	(1,152)	(685)
Net Income before Taxes	28,563	31,838	37,419	46,288	48,648	15,262
Provision for Taxes	8,712	10,096	12,450	15,159	16,167	5,132
Net Income	**19,851**	**21,742**	**24,969**	**31,129**	**32,481**	**10,130**
Preferred Dividends	2,167	620	-	-	-	-
Net Income Available to Common	**$ 17,684**	**$ 21,122**	**$ 24,969**	**$ 31,129**	**$ 32,481**	**$ 10,130**
Earnings Per Share (Diluted)	**$ 0.63**	**$ 0.72**	**$ 0.71**	**$ 0.82**	**$ 0.85**	**$ 0.24**

27

Lakeland Bancorp, Inc.

LBAI Historical Balance Sheet

Dollars in Thousands	Year Ended					Qtr. Ended
	2011	2012	2013	2014	2015	2016Q2
Summary Balance Sheet						
ASSETS						
Total cash and cash equivalents	$ 72,558	$ 107,545	$ 102,721	$ 109,316	$ 118,493	$ 152,883
Investments	543,644	496,017	540,788	575,271	573,176	602,408
Loans held for sale	-	-	1,206	592	1,233	6,463
Loans, net of deferred costs (fees)	2,041,575	2,146,843	2,469,016	2,653,826	2,965,200	3,451,382
Less: allowance for loan and lease losses	28,416	28,931	29,821	30,684	30,874	30,667
Net loans	2,013,159	2,117,912	2,439,195	2,623,142	2,934,326	3,420,715
Premises and equipment - net	27,917	33,280	37,148	35,675	35,881	49,322
Goodwill and other intangible assets	87,111	87,111	112,398	111,934	111,519	128,013
Other assets	81,561	76,838	84,335	82,395	94,922	108,056
TOTAL ASSETS	$2,825,950	$2,918,703	$3,317,791	$3,538,325	$3,869,550	$4,467,860
LIABILITIES AND STOCKHOLDERS' EQUITY						
LIABILITIES:						
Noninterest bearing deposits	$ 449,560	$ 498,066	$ 600,652	$ 646,052	$ 693,741	$ 824,077
Interest bearing deposits	1,800,093	1,872,931	2,108,553	2,144,767	2,301,831	2,713,254
Federal funds purchased and repurchase agreements	72,131	117,289	81,991	108,935	151,234	123,662
Other borrowings	155,000	85,000	119,000	202,498	271,905	294,771
Subordinated debentures	77,322	51,548	41,238	41,238	31,238	31,238
Other liabilities	12,061	13,002	14,933	15,397	19,085	25,924
TOTAL LIABILITIES	2,566,167	2,637,836	2,966,367	3,158,887	3,469,034	4,012,926
STOCKHOLDERS' EQUITY:						
Preferred stock, Series A, no par value	18,480	-	-	-	-	-
Common stock, no par value	270,044	303,794	364,637	384,731	386,287	424,409
Retained earnings (Accumulated deficit)	(26,061)	(24,145)	(8,538)	(6,816)	13,079	23,836
Treasury stock, at cost	(5,551)	(2,718)	-	-	-	-
Accumulated other comprehensive income (loss)	2,871	3,936	(4,675)	1,523	1,150	6,689
TOTAL STOCKHOLDERS' EQUITY	259,783	280,867	351,424	379,438	400,516	454,934
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,825,950	$2,918,703	$3,317,791	$3,538,325	$3,869,550	$4,467,860

28

Pro Forma Capital Ratios

Consolidated HoldCo

Bank Level

Pro Forma

Pro Forma

As Reported

$60.0 million

As Reported

$60.0 million

June

30, 2016 (1)

Sub Debt Raise (2)

June 30, 2016 (1)

Sub Debt Raise (2)

Common Equity / Assets (3)

10.22%

10.10%

10.56%

11.60%

TCE / TA (3)

7.47%

7.38%

7.83%

8.93%

Tier 1 Leverage Ratio

8.17%

8.07%

7.91%

9.02%

Common Equity Tier 1 Ratio

8.88%

8.85%

9.35%

10.76%

Tier 1 Capital Ratio

9.65%

9.63%

9.35%

10.76%

Total Capital Ratio

10.51%

11.99%

10.20%

11.62%

Double Leverage Ratio

103%

114%

(1) Preliminary estimated pro forma for acquisition of HRMB

(2) Pro forma capital ratios assume $60 million subordinated debt offering, with 95% of proceeds down-streamed to the Bank (3) TCE / TA is a non-GAAP financial measure; refer to reconciliation on page 34

Holding Company Liquidity

Lakeland targets a minimum of 24 months of cash coverage at the Holding Company

Sources of Liquidity ($M)

Interest—Investments

$

0.1

Tax Benefit from Parent

1.4

Total Sources of Liquidity

$

1.5

Uses of Liquidity ($M)

Holding Company Overhead

$

0.3

Trust Preferred Interest

1.1

Subordinated Debt Interest

3.5

Total Uses of Liquidity

$

4.9

Net Cash Outflow

$

(3.5)

Beginning Unencumbered Cash

$

5.8

Sub Debt Proceeds to Remain at Holding Company (1)

$

3.0

Total Available Liquidity

$

8.8

Current Liquidity Coverage

31 months

Per Company prepared schedule

Assumes $60 million subordinated debt issuance with all-in cost of 5.86%

Common dividends from Lakeland Bancorp are excluded from this presentation, as they are funded by up streamed dividends from the Bank (1) Assumes 5.0% of subordinated debt proceeds remain at parent company

Interest Coverage

Assumptions

Subordinated Debt Issuance Amount $ 60,000 Interest Rate 5.50%

Interest Coverage

LBAI

HRMB (1)

Sub Debt

Pro Forma

6/30/2016

3/31/2016

Adjustment

6/30/2016

Total Deposit Interest

$2,404

$512

$2,916

Total Debt Interest

1,531

50

825

2,406

Total Interest Expense

3,935

562

5,322

Pre -Tax Income

15,262

594

-825

15,031

Interest Coverage:

Including Interest on Deposits

4.88x

3.82x

Excluding Interest on Deposits

10.97x

7.25x

Per Company prepared schedule

(1) Bank level regulatory data as of 3/31/2016

Non-GAAP Reconciliation: Core Profitability

Dollars in Thousands

Year Ended

Qtr. Ended

2011

2012

2013

2014

2015

2016Q2

Net Income after Taxes

$ 19,851

$ 21,742

$

24,969

$

31,129

$

32,481

$

10,130

Average Assets

2,782,829

2,832,941

3,102,860

3,400,461

3,648,836

4,403,588

Return on Average Assets (GAAP)

0.71%

0.77%

0.80%

0.92%

0.89%

0.93%

Net Income after Taxes

19,851

21,742

24,969

31,129

32,481

10,130

Adjustments to Non-Interest Income

Less: Gain on Sales and Calls of Investment Securities

(1,229)

(1,049)

(839)

(2)

(173)

-

Less: Gain on Debt Extinguishment

-

-

(1,197)

-

(1,830)

-

Adjustments to Non-Interest Expense

Add: Long-Term Debt Prepayment Fee

800

782

1,209

-

2,407

-

Add: Merger Related Expenses

-

-

2,834

-

1,152

685

Adjustments to Income Taxes

175

109

(337)

1

(272)

(121)

Adjusted Net Income after Taxes

19,597

21,584

26,639

31,128

33,765

10,694

Average Assets

2,782,829

2,832,941

3,102,860

3,400,461

3,648,836

4,403,588

Core Return on Average Assets (non-GAAP)

0.70%

0.76%

0.86%

0.92%

0.93%

0.98%

Non-GAAP Reconciliation: Efficiency Ratio

Dollars in Thousands

Year Ended

Qtr. Ended

2011

2012

2013

2014

2015

2016Q2

Total Noninterest Expense

$ 68,151

$

67,673

$

78,741

$

79,135

$

87,211

$ 23,715

Less: CDI Amortization

577

-

288

464

415

164

Less: OREO Expense

780

99

24

234

181

26

Less: Merger Expense

-

-

2,834

-

1,152

685

Less: Debt Prepayment Expense

800

782

1,209

-

2,407

-

Less: Provision for Unfunded Lending Commitments

375

93

55

(65)

864

230

Noninterest Expense, as adjusted

65,619

66,699

74,331

78,502

82,192

22,610

Net Interest Income

97,413

95,513

104,542

113,566

116,640

35,102

Noninterest Income

18,117

18,905

20,961

17,722

21,161

4,885

Total Revenue

115,530

114,418

125,503

131,288

137,801

39,987

Plus: Tax-Equivalent Adjustment

1,080

981

965

972

857

225

Less: Gain on Securities Sales & Early Debt Exting.

1,229

1,049

2,036

2

2,071

-

Total Revenue, as adjusted

115,381

114,350

124,432

132,258

136,587

40,212

Efficiency Ratio (non-GAAP)

56.9%

58.3%

59.7%

59.4%

60.2%

56.2%

Non-GAAP Reconciliation: TCE / TA

Consolidated HoldCo

Bank Level

Pro Forma

Pro Forma

As Reported

$60.0 million

As Reported

$60.0 million

June 30, 2016(1) Sub Debt Raise (2)

June 30, 2016(1) Sub Debt Raise (2)

Total Common Stockholder’s Equity (GAAP)

$

489,804 $

489,804

$

505,170 $

505,170

Less:

Goodwill and Other Intangibles (GAAP)

142,368

142,368

141,848

141,848

Plus:

Net Subordinated Debt Proceeds

-

-

-

55,984

Total Tangible Common Equity (non-GAAP)

347,436

347,436

363,322

419,306

Total Assets (GAAP)

4,792,828

4,792,828

4,781,920

4,781,920

Less:

Goodwill and Other Intangibles (GAAP)

142,368

142,368

141,848

141,848

Plus:

Net Subordinated Debt Proceeds

-

58,930

-

55,984

Total Tangible Assets (non-GAAP)

4,650,460

4,709,390

4,640,072

4,696,056

Tangible Common Equity / Tangible Assets (%)

7.47%

7.38%

7.83%

8.93%

(1) Preliminary estimated pro forma for acquisition of HRMB

(2) Pro forma capital ratios assume $60 million subordinated debt offering, with 95% of proceeds down-streamed to the Bank

Lakeland Bancorp, Inc.

Other Key Executives

Name	Age	Title	Biography
Executive Management:			
Ronald E. Schwarz	61	Senior EVP & Chief Revenue Officer	Mr. Schwarz joined Lakeland Bank in 2009 as Chief Retail Officer. Prior to joining Lakeland, Mr. Schwarz, with over 40 years of retail banking experience in Northern, New Jersey, was Executive Vice President and Market Executive of Retail Banking at Sovereign (now Santander) for their Northern New Jersey division. In this capacity, he was responsible for all aspects of management for a 79 branch network and over $4 billion in deposits. Prior to Sovereign, he was Senior Vice President and NJ Retail President for Independence Community Bank and also held positions with Broad National Bank, Urban National Bank, Midlantic National Bank and United Jersey Bank. Mr. Schwarz is a graduate of the Stonier Graduate School of Banking and is a member of the Board of Directors for Hudson County Community College Foundation and the Metro YMCA's of the Oranges.
Timothy J. Matteson, Esq.	47	EVP, General Counsel & Corporate Secretary	Mr. Matteson joined Lakeland Bank in 2008 and currently serves as Executive Vice President, General Counsel and Corporate Secretary of both Lakeland Bank and its holding company, Lakeland Bancorp, Inc. Mr. Matteson is responsible for managing and overseeing the legal functions and corporate governance within the company, as well as supervising the BSA/AML, Human Resources and Physical Security departments. Mr. Matteson previously served as General Counsel at Hudson United Bancorp, Assistant General Counsel at IDB Bank, Senior Attorney at TD Banknorth (now TD Bank) and Counsel at Summit Bank. Mr. Matteson earned his law degree from the Benjamin N. Cardozo School of Law, Yeshiva University, and Bachelor of Arts degree from Rutgers University. Mr. Matteson also is a graduate of the ABA Stonier Graduate School of Banking, in connection with which he completed the requirements to receive the Wharton Leadership Certificate from the Wharton School, Aresty Institute of Executive Education, at the University of Pennsylvania. Mr. Matteson is admitted to practice law in New Jersey and New York.
Jeffrey J. Buonforte	64	EVP & Senior Government Banking / Financial Services Officer	Mr. Buonforte joined Lakeland Bank in 1999 as Executive Vice President of Retail Banking and was appointed Executive Vice President of the Bank's Financial Services Division in 2009. His responsibilities include the oversight of Municipal Banking, Wealth Management, Cash Management and Business Development. Prior to joining Lakeland, Mr. Buonforte, with over 35 years of sales and retail banking experience, was Senior Vice President and Regional Manager at National Community Bank and its successor, Bank of New York. There he was responsible for marketing retail banking products and services to consumer and small business markets for the Bank. Mr. Buonforte is currently a Trustee of the Passaic County 200 Club, a William Paterson University Business College advisory board member, an advisory board member of Montclair State University's Music College. He holds a Bachelor of Science in Business Administration Degree, Magna Cum Laude, in Economics and Accounting from Nichols College in Dudley, MA. Mr. Buonforte is also a graduate, with honors, of the Stonier Graduate School of Banking, University of Delaware. He is a Certified Financial Planner and holds a Series 7 and 63 FINRA license.
Ellen Lalwani	53	First SVP & Chief Retail Officer	Mrs. Lalwani joined Lakeland Bank in August 2008 as Senior Vice President, Director, Retail Sales and has more than 20 years of retail banking experience. Before joining Lakeland, she was Vice President, Retail Sales Manager at TD Banknorth in Mahwah, N.J. Prior to that, she was Sales Manager for Key Bank in Parsippany, N.J. and Senior Vice President, Director, Direct Banking for Hudson United Bank in Mahwah, N.J. Mrs. Lalwani earned a bachelor's degree in finance with a minor in economics from St. John's University. She is a member of the Society of Industry Leaders – Bank Technology and the St. John's University Alumni Association.
Stewart E. McClure, Jr.	65	Regional President	Mr. McClure joined Lakeland Bank in 2013 as Regional President and his responsibilities include Mortgage and Consumer Lending, Government Banking, Investment Services, Cash Management, Lakeland Title Group, LLC and Business Development. Prior to Lakeland, he served as President and CEO of Somerset Hills Bank and Somerset Hills Bancorp and has spent his entire forty-four year banking career in the New Jersey marketplace. Mr. McClure is a member and past Chairman of the New Jersey Bankers Association and is a member and past President of the Community Bankers Association of New Jersey. Additionally, he is a past Chairman and still serves on the Board of Special Olympics New Jersey. Mr. McClure graduated from West Virginia Wesleyan College with a Bachelor of Science Degree in Business and Economics and from Fairleigh Dickenson University with an MBA in Management.
James R. Noonan	64	EVP & Chief Credit Officer	Mr Noonan joined Lakeland Bank in 2004 as Chief Credit Officer, where he oversees Credit Administration and is responsible for loan review, collections, special assets, commercial appraisal control and the Credit Department. Mr. Noonan's banking career began at People's Trust of New Jersey and continued through mergers to United Jersey Bank, Summit Bank, and Fleet National Bank. His experience includes commercial lending, asset based lending, international lending, credit policy and risk management. A graduate of SUNY New Paltz, Mr. Noonan received his MBA from Fairleigh Dickinson University. He has taught courses for AIB in loan negotiations and customer calling skills.
Michael Schutzer	57	Regional President	Mr. Schutzer joined Lakeland Bank in 2016 as Regional President upon the acquisition of Harmony Bank where he served as President and CEO. Previously, Mr. Schutzer was the President and CEO of Mariner's Bank, with headquarters in northern New Jersey. Before joining Mariner's, Mr. Schutzer was responsible for PNC's nationwide real estate lending platform in the United States. Mr. Schutzer was also a senior vice president of Midlantic Bank and The First National Bank of Chicago. Mr. Schutzer serves as a director of the New Jersey Bankers Association and the Bankers Cooperative Group as well as a trustee and past president of the Community Bankers Association of New Jersey (CBANJ). Mr. Schutzer graduated from Bucknell University with a Bachelor of Arts Degree and from University of North Carolina, Chapel Hill with an MBA in accounting and finance.
David S. Yanagisawa	64	EVP & Chief Lending Officer	Mr. Yanagisawa joined Lakeland in November 2008 as Chief Lending Officer. Mr. Yanagisawa has over 45 years' experience in commercial banking, including Senior Loan Officer for TD Bank in the Northern New Jersey market. Before TD Bank's acquisition of Hudson United Bank in 2006, Mr. Yanagisawa had been with Hudson United Bank for nine years. Prior to Hudson United, he held various senior lending positions through successive mergers, with Bergen State Bank, Citizens First National Bank of NJ, NatWest Bank and Fleet National Bank. He is a member of the Garden State Credit Associates, the 200 Club of Bergen County and Risk Management Associates and is a former board member of the Volunteer Center of Bergen County. Mr. Yanagisawa holds MBA and Bachelor's degrees from Fairleigh Dickinson University and advanced banking degrees from The Stonier Graduate School of Banking and The Graduate Commercial Lending School.

Source: Company website

35